UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2015

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

242A West Valley Brook Road

Califon, New Jersey 07830

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, the Board of Directors of the Company appointed John Gildea as the Company’s Chief Operating Officer. On that same date, Mr. Ruben Fiquerado was appointed Director of Mexican Operations. Both appointments were effective February 20, 2015. Mr. Gildea also is a Director of the Company.

The Company and Mr. Gildea have entered into an oral arrangement pursuant to which Mr. Gildea will receive a monthly compensation of $5,000 for acting in such capacity. In addition, he will receive such other compensation from the Company as subsequently agreed to by the parties.

As of the date of this Report, except as stated herein, the Company has no written or oral agreements with the above officer regarding compensation or any other form of remuneration. There are no family relationships between the above named officer. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the above named officer is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ David Cutler
Name: David Cutler
Title: Chief Financial Officer
Date: February 27, 2015